FURTHER AMENDMENT

to POLICY PURCHASE AGREEMENT entered March 1$. 2012 (As amended April 27, 2012)

In reference to the Policy Purchase Agreement by and between Universal Settlements International Inc. (“USI”) and Crown Alliance Capital Limited (“CACL”) (together, the “parties”) as noted above, section 18 of said agreement headed “Termination Date” is hereby further amended to extend termination date to June 28, 2013.

In addition, the parties have agreed that with the material delay in placing the Funding Cost into escrow as set out in section 1 of above noted agreement, and the material extensions to the Termination date, the parties agree that in the event of any early maturities, section l(c) of the above agreement headed Early Maturities, is amended to provide that the purchase price of any policy where there is an early maturity shall be paid to USI out of the maturity proceeds first, with the balance of the maturity proceeds after payment of the policy purchase price to USI to be shared equally between the parties.

USI:	By: /s/ J. Panos	Date: April 18, 2013

J. Panos, President
Universal Settlements International Inc.
5500 North Service Road, Suite 703
Burlington
Ontario, L7L6W6

Purchaser:	By: /s/ L. Fusco	Date: April 18, 2013

L.Fusco, President
Crown Alliance Capital Limited
2895 Drew Road, Suite 217
Mississauga
Ontario L4T 0A4